UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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|_|    Soliciting Material Pursuant to Section 240.14a-12


                           TOMMY HILFIGER CORPORATION

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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                Explanatory Note

     Tommy Hilfiger Corporation (the "Company") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on October 11, 2002, in connection with the solicitation of proxies for the election of directors of the Company at its 2002 Annual Meeting of Shareholders.

                                       ###

  TOMMY HILFIGER CORPORATION ANNOUNCES BOARD AND MANAGEMENT SUCCESSION PLANS;
           SILAS CHOU WILL NOT SEEK REELECTION AT 2002 ANNUAL MEETING

     HONG KONG, Oct. 10 /PRNewswire-FirstCall/ -- Tommy Hilfiger Corporation (NYSE: TOM) announced today Board and management succession plans that involve several components.

         First, Tommy Hilfiger, currently Honorary Chairman, will be named Chairman of the Board effective October 28, at the conclusion of the term of office of the current Chairman, Silas Chou. Mr. Chou has informed the Board that he will remove himself from consideration for reelection at the Company's Annual Meeting of Shareholders to be held on October 28, 2002 in order to devote time to other business interests. Proxies for the election of directors at the Annual Meeting will be voted for the remaining two nominees, Tommy Hilfiger and Robert T.T. Sze, except as instructed otherwise by the shareholder executing the proxy. Mr. Hilfiger will continue as Principal Designer.

         "On behalf of the Board, as well as personally, I want to thank Silas for his unwavering support since this company began," said Mr. Hilfiger. "Over the past 13 years, Tommy Hilfiger has grown into a successful, global brand, and we owe much to Silas' inspiration, leadership and wise counsel. He has helped create a solid foundation from which we can move forward into the future."

         Second, the plan calls for the hiring of an experienced individual with the title of President, with the expectation that this person will assume the role of Chief Executive Officer upon the expiration of the contract of the current CEO, Joel Horowitz, in March of 2004. The Company expects that Mr. Horowitz would continue as a director of the Company at that time.

         Mr. Horowitz said that he informed the Board well in advance of his contract expiration that he would not be continuing as CEO in order to allow the Company time to find a successor and to provide for a period of time during which he and his successor could work together to ensure a smooth transition. The Company said that it had engaged the firm of Herbert Mines Associates to conduct the executive search.

         "The Board's goal with this plan is to provide a seamless passing of the CEO torch," Mr. Horowitz said. "In March 2004 we will have in place a President well positioned to become CEO. I welcome the chance to work closely with this person to provide for an orderly transition."

         Mr. Horowitz added, "There are still 18 months to go before my contract as CEO ends and Tommy and I, along with the rest of the Tommy management team, intend to continue to focus with great intensity on improving performance."

         In addition, consistent with proposed New York Stock Exchange rules pending before the Securities and Exchange Commission, the Company will seek to achieve a majority of independent directors on its Board in the near future.

     Mr. Chou, 56, has been Chairman of the Company since its formation in 1989. Mr. Horowitz, 51, has been Chief Executive Officer since 1994, and has been a senior executive of the Company since its inception. Both men were among Tommy Hilfiger Corporation's founding investors.

         Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear under the Tommy Hilfiger trademarks. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong and other countries in the Far East, as well as the Company's own network of specialty and outlet stores in the United States, Canada and Europe.

         Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," " believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, including, but not limited to, the overall level of consumer spending on apparel, the financial strength of the retail industry generally and the Company's customers, distributors and franchisees in particular, changes in trends in the market segments and geographic areas in which the Company competes, the level of demand for the Company's products, actions by our major customers or existing or new competitors, changes in currency and interest rates, changes in applicable tax laws, regulations and treaties and changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products, as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2002. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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